                                                                     EXHIBIT 5.1



                                December 11, 2001





Fleetwood Capital Trust II
Fleetwood Capital Trust III
c/o Fleetwood Enterprises, Inc.
3125 Myers Street
Riverside, California  92503

         Re:      Fleetwood Capital Trust II
                  Fleetwood Capital Trust III
                  ---------------------------

Ladies and Gentlemen:


         We have acted as special Delaware counsel to Fleetwood Capital Trust II, a Delaware statutory business trust ("Trust II"), Fleetwood Capital Trust III, a Delaware statutory business trust ("Trust III" and collectively with Trust II, the "Trusts"), and Fleetwood Enterprises, Inc., a Delaware corporation ("Fleetwood"), in connection with certain matters relating to (i) the formation of the Trusts and (ii) the proposed issuance by each of the Trusts of Preferred Securities to beneficial owners pursuant to and as described in the Registration Statement (and the Prospectus forming a part thereof) on Forms S-3 and S-4 filed with the Securities and Exchange Commission on June 12, 2001, as amended by Amendments Nos. 1, 2, 3 and 4 thereto (as amended, the "Registration Statement"), relating to the Preferred Securities of Trust II and Trust III (collectively, the "Preferred Securities"). Capitalized terms used herein with respect to Trust II or Trust III and not otherwise herein defined are used as defined in the Amended and Restated Declaration of Trust of Trust II or Trust III, as applicable, each in the form attached as an exhibit to the Registration Statement (each, a "Form Amended and Restated Declaration of Trust").


         In rendering this opinion, we have examined and relied upon copies of the following documents in the forms provided to us: the Certificate of Trust of Trust II as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on June 7, 2001 (the "Trust II Certificate of Trust"); a Declaration of Trust of Trust II dated as of June 7, 2001 (the "Trust II Original Governing Instrument"); the Certificate of Trust of Trust III as filed in the State Office on December 7, 2001 (the "Trust III Certificate of Trust"); a Declaration of Trust of Trust III dated as of December 7, 2001 (the "Trust III Original Governing Instrument"); the Form Amended and Restated Declaration of Trust of each of the Trusts; each of the forms of

Fleetwood Capital Trust II
Fleetwood Capital Trust III
December 11, 2001
Page 2



Indenture to be entered into between Fleetwood and The Bank of New York, as Trustee, pursuant to which the relevant convertible subordinated debentures will be issued to the relevant Trust; each of the forms of Preferred Securities Guarantee Agreement to be entered into between Fleetwood and The Bank of New York, as Trustee; the Form of Amended Dealer Manager Agreement in the form attached as an exhibit to the Registration Statement, to be entered into among Fleetwood, Trust II and Bank of America Securities LLC (the "Dealer Manager Agreement"); the form of Distribution Agreement in the form attached as an exhibit to the Registration Statement to be entered into among Fleetwood, Trust III and Bank of America Securities LLC (the "Distribution Agreement"); the Registration Statement; and a certification of good standing of each of the Trusts obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trusts) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents (including, without limitation, the due authorization, execution and delivery of an Amended and Restated Declaration of Trust of each of the Trusts in the form of the applicable Form Amended and Restated Declaration of Trust (completed, as necessary, to be in final form) (each, a "Governing Instrument"), the Dealer Manager Agreement prior to the first issuance of Preferred Securities of Trust II and the Distribution Agreement prior to the first issuance of Preferred Securities of Trust III); (iii) that no event has occurred subsequent to the filing of the Trust II Certificate of Trust, or will occur prior to the first issuance of Preferred Securities of Trust II, that would cause a dissolution or liquidation of Trust II under the Trust II Original Governing Instrument or the Governing Instrument of Trust II, as applicable;
(iv) that no event has occurred subsequent to the filing of the Trust III Certificate of Trust, or will occur prior to the first issuance of Preferred Securities of Trust III, that would cause a dissolution or liquidation of Trust III under the Trust III Original Governing Instrument or the Governing Instrument of Trust III, as applicable; (v) that the activities of Trust II have been and will be conducted in accordance with the Trust II Original Governing Instrument or the Governing Instrument of Trust II, as applicable, and the Delaware Business Trust Act, 12 DEL. C. ss.ss. 3801 ET SEQ. (the "Delaware Act"); (vi) that the activities of Trust III have been and will be conducted in accordance with the Trust III Original Governing Instrument or the Governing Instrument of Trust III, as applicable, and the Delaware Act;
(vii) that payment of the required consideration for the Preferred Securities of the relevant Trust has, or prior to the first issuance of Preferred Securities of the relevant Trust will have, been made in accordance with the terms and conditions of the Governing Instrument of such Trust, the Registration Statement and the Dealer Manager Agreement and the Distribution Agreement, as applicable, and that such Preferred Securities are otherwise issued and sold to the Preferred Security Holders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument of such Trust, the Registration Statement and the Dealer Manager Agreement and the Distribution Agreement, as applicable; and (viii) that the documents examined by us are in full force and effect, express the

Fleetwood Capital Trust II
Fleetwood Capital Trust III
December 11, 2001
Page 3


entire understanding of the parties thereto with respect to the subject matter thereof and have not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. Further, we express no opinion with respect to, and assume no responsibility for the contents of, the Registration Statement or any other offering material relating to the Preferred Securities. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

         Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

         1. Each of the Trusts is a duly formed and validly existing business trust in good standing under the laws of the State of Delaware.

         2. Upon issuance, the Preferred Securities each of the Trusts will constitute validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable beneficial interests in the assets of the relevant Trust.

         3. Under the Delaware Act and the terms of the Governing Instrument of the relevant Trust, each Preferred Security Holder of such Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, we express no opinion with respect to the liability of any Preferred Security Holder who is, was or may become a named Trustee of such Trust. Notwithstanding the foregoing, we note that, pursuant to the Governing Instrument of the relevant Trust, Preferred Security Holders may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and reference to our opinion under the heading "LEGAL MATTERS" in the Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our review of the above-referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may

Fleetwood Capital Trust II
Fleetwood Capital Trust III
December 11, 2001
Page 4



hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

                                       Very truly yours,

                                       MORRIS, NICHOLS, ARSHT & TUNNELL

                                       /s/ Jonathan I. Lessner

                                       Jonathan I. Lessner